                                                                 Exhibit 10.19


[ABOVENET LOGO]                                          [ISO 9002 REGISTERED]


           50 WEST SAN FERNANDO STREET #1010 SAN JOSE CA 95113
           TEL: 408-367-6666 FAX: 408-367-6688 HTTP://WWW.ABOVE.NET


                        SUPPORT SERVICES

The following AboveNet service offerings are designed to cover commonly requested support needs of our Network Operations Center (NOC). Customized support plans are available on a case by case basis.

AUTOMATED PRO-ACTIVE SERVICE (APS-TM-) INCLUDED
Every 5 minutes your equipment will be pinged and probed (HTTP, FTP, SNTP, NNTP) You will need to select who will be notified and at what intervals. A full description of these and our escalation procedures can be reviewed on our web site http://www.above.net/html/customer_services.html. At the time of install your customer service representative will help you select the configuration that best suits your requirements.

REMOTE HANDS LEVEL 1 INCLUDED
This service is provided at no additional cost, involves the most basic activities of an AboveNet 24x7 on-duty staff performed with "eyes", "ears" and "fingers", but without involvement of tools or equipment. Examples of Level 1 services would include: pushing a button, switching a toggle, setting a dip switch, power cycling (turning on and off) equipment, securing cabling to connections, observing, describing or reporting on indicator lights or display information on machines or consoles basic observation and reporting on the local environment in AboveNet's Premises running single, built in diagnostics equipment typing commands on a keyboard cable organization, ties or labeling modifying basic cable layout, such as Ethernet connections labeling or/and re-labeling equipment installation of newly or previously received equipment in rack space.

REMOTE HANDS LEVEL 2 OPTIONAL $125/HOUR
Provided for a fee, this service involves all the service of Level 1, plus direct contact with equipment configuration, including hardware and software interaction. Upon request, AboveNet will provide the Customer with a list of AboveNet's 3rd party partners for advanced service requirement. Please contact service@above.net for details. Examples of Level 2 services would include: replacing hardware components with spares or upgrades adding memory upgrading drive capacity by installation of new or additional disk drives install or re-install legal software

REMOTE POWER CYCLE FOR REBOOT OPTIONAL $15/MONTH
From time to time many servers require reboot after a notification of a problem. You can call and have the tech support team re-boot your server, or with a Power Cycle Port, you can have Remote power reset activated with a Web based interface. By using this feature, you will be able to reboot remotely. In addition, if designated, the PPS will automatically reboot your system when a malfunction is detected.

TAPE BACK UP OPTIONAL $100/MONTH
AboveNet can facilitate daily tape backup of your equipment. To take advantage of this service, the equipment must have its own tape drive and be accompanied by a set of tapes. Before installation of the server, configure the software to back up files to be saved every day. When the server arrives, AboveNet personnel will verify that backups are operating correctly. AboveNet personnel will change the tape in your backup unit and retrieve archived tapes when needed.

DNS ADMINISTRATION OPTIONAL $50/DOMAIN
See: http//www.above.net/html/ip_and_dns.html
Most customers administer their own DNS (Domain Name Service), however we can administer this for a fee. As names are added or deleted, notify NOC by E-mail. You will be responsible to notify InterNic of the transfer of the account to Abovenet.

SECONDARY DNS SERVICE OPTIONAL $10/DOMAIN
Customer must create name entry first before submitting to InterNic hostmaster. Customer must "cc" the domain name registration/modification request to "dns@above.net". Changes to DNS records will be handled by AboveNet as required. Incorrectly registered domains will be deleted.

TELCO SERVICES AND REMOTE ACCESS OPTIONAL
AboveNet will, assist in co-ordination of the provisioning of telco services to support your co-location remote access. Ordering of and payment for Telco services connected to equipment owned by will be your responsibility.

[ABOVENET LOGO]                                          [ISO 9002 REGISTERED]


           50 WEST SAN FERNANDO STREET #1010 SAN JOSE CA 95113
           TEL: 408-367-6666 FAX: 408-367-6688 HTTP://WWW.ABOVE.NET


                             EXHIBIT A
FEBRUARY 25, 1999


                       QUOTATION OF SERVICE

FOR:  NETRATINGS                        QUOTE: A022499MC
SERVICE ACTIVATION CHARGES:
---------------------------

DESCRIPTION OF SERVICE                                  UNITS           COST OF SERVICE         EXTENSION
-----------------------------------------------------------------------------------------------------------
Installation 3 rack cage (racks 19"W x 8' H)            1               $1000.00                $500.00
-----------------------------------------------------------------------------------------------------------
TOTAL (ONE TIME)                                                                                $500.00



MONTHLY SERVICE RATES:  10 MBPS ETHERNET SEGMENT
------------------------------------------------

DESCRIPTION OF SERVICE                                  UNITS           COST OF SERVICE         EXTENSION
-----------------------------------------------------------------------------------------------------------
Remote Hands Level 1                                                    incl.
1.5 Mbps of Bandwidth usage (95th Percentile)                           incl.
additional bandwidth usage per Kbps (see below)                         1.00-1.50
Amps of Clean 120V AC Power                             12              incl.
Additional Power per Amp                                                $20.00
Daily Tape Back Up                                      1               $100.00                 $100.00
Terminal Server Port (Cisco 2511)                       1               $50.00                  $50.00
Leased Line cross connect (T-1)                         1               $50.00                  $50.00
3 rack cage (racks 19"W x 8' H)                         1               $5500.00                $5500.00
-------------------------------------------------------------------------------------------------------------
TOTAL (MONTHLY)                                                                                 $5700.00



TOTAL AMOUNTS INVOICED UPON INSTALLATION:
-----------------------------------------
TOTAL SERVICE ACTIVATION               $500.00
FIRST MONTH'S SERVICE                   $5700.00
DIFFERENCE IN LAST MONTH'S SERVICE      $1450.00
-----------------------------------------------------------
TOTAL:                                  $7,650.00
TERM: 3 YEARS FROM 12/29/98



        ADDITIONAL BANDWIDTH
        --------------------

BELOW 1 MBPS           $1.50 PER KBPS
1-2 MBPS                $1.40 PER KBPS
2-4 MBPS                $1.30 PER KBPS
4-10 MBPS               $1.20 PER KBPS
10-20 MBPS              $1.10 PER KBPS
OVER 20 MBPS            $1.00 PER KBPS


SERVICE ORDER AUTHORIZED BY: Print Name  STEPHEN GROSS        Title  VP FINANCE
                                       ----------------------------------------

Company:  NETRATINGS, INC
        -----------------------------------------------------------------------

Signature /s/ Stephen Gross                                    Date  2/26/99
-------------------------------------------------------------------------------
(Signature executes this Service Order) SERVICES AND PRICES ARE TO ABOVENET SPECIFICATIONS AND SUBJECT TO CHANGE WITHOUT PRIOR NOTIFICATION. QUOTE VALID FOR 30 DAYS.
Quote prepared by: Mel Condos   Tel: 408-367-6694   Fax: 408-367-6688
E-mail: mel@above.net